SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Investment Managers Series Trust
(Name of Registrant as Specified in Its Charter)

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361 DOMESTIC LONG/SHORT EQUITY FUND
361 GLOBAL LONG/SHORT EQUITY FUND

November 21, 2016

The Board of Trustees of Investment Managers Series Trust has called a meeting of the shareholders of each of the 361 Domestic Long/Short Equity Fund (the “Domestic Fund”) and the 361 Global Long/Short Equity Fund (the “Global Fund”) series of the Trust to be held on January 12, 2016, to consider approval of a new sub-advisory agreement with Analytic Investors, LLC (“Analytic”) as sub-advisor to the Fund.

Analytic served as the sub-advisor to the Domestic Fund and the Global Fund from the commencement of Fund operations on March 31, 2016, and January 6, 2014 respectively, until October 1, 2016 when Wells Fargo Asset Management acquired Analytic (the “Transaction”). Under the Investment Company Act of 1940, the Transaction resulted in an assignment and termination of the existing sub-advisory agreement between 361 Capital, LLC (the “Advisor”), and Analytic with respect to each Fund.

In anticipation of the Transaction, the Board of Trustees of the Trust approved a new sub-advisory agreement on September 22, 2016 (the “New Agreement”), which upon Fund shareholder approval, allows Analytic to continue serving as the sub-advisor of each respective Fund under terms substantially similar to those of the prior sub-advisory agreement. The New Agreement will remain in effect with respect to the Fund until September 30, 2018. Compensation earned under the New Agreement will be escrowed until shareholders approve the New Agreement.

To provide for continuity in the operation of your Fund(s), you are being asked to approve this New Agreement under which Analytic will continue to provide investment advisory services to each Fund, subject to the oversight of the Advisor and the Board of Trustees. There will be no increase in fees to either Fund as a result of this approval. Neither the investment objective nor the investment strategies of either Fund have changed as a result of the Transaction, and the investment advisory personnel of Analytic who provided services to each Fund continue to do so.

The Board of Trustees has concluded that re-appointing Analytic as the sub-advisor to each Fund would serve the best interests of the Fund and its shareholders. The Board of Trustees recommends that you vote FOR the approval of the New Agreement with respect to your Fund after carefully reviewing the enclosed materials.

Your vote is important. Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. On behalf of the Board of Trustees, we thank you for your continued investment in your Fund.

Sincerely,

Maureen Quill
 President

361 DOMESTIC LONG/SHORT EQUITY FUND
361 GLOBAL LONG/SHORT EQUITY FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
 To Be Held On January 12, 2017

A Special Meeting of Shareholders of each of the 361 Domestic Long/Short Equity Fund (the “Domestic Fund”) and the 361 Global Long/Short Equity Fund (the “Global Fund”) will be held on January 12, 2017, at 11:00 a.m., local time, at the office of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740. At the meeting, we will ask the shareholders of each Fund to vote on:

1.	Approval of a new sub-advisory agreement between 361 Capital, LLC and Analytic Investors, LLC; and

2.	Any other matters that properly come before the meeting.

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has unanimously approved Proposal 1 with respect to each Fund. ACCORDINGLY, THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of each Fund of record as of the close of business on October 28, 2016, are entitled to notice of, and to vote at, the Fund’s Special Meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

You are invited to attend the Special Meeting. If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible. This is important for the purpose of ensuring a quorum at the Special Meeting. You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the Special Meeting.

By order of the Board of Trustees,

Maureen Quill
President
November 21, 2016

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote. Your vote is important.

QUESTIONS AND ANSWERS

Q. What is happening?

A. Analytic Investors, LLC (“Analytic”) served as the sub-advisor to each the 361 Domestic Long/Short Equity Fund (the “Domestic Fund”) and 361 Global Long/Short Equity Fund (the “Global Fund”) from the commencement of Fund operations on March 31, 2016, and January 6, 2014, respectively, until October 1, 2016 when Wells Fargo Asset Management, a wholly-owned subsidiary of Wells Fargo Bank, N.A., which is a wholly-owned by Wells Fargo & Company, a diversified financial services company, acquired Analytic (the “Transaction”). Under the Investment Company Act of 1940, the Transaction resulted in an assignment and termination of the existing sub-advisory agreement between 361 Capital, LLC (the “Advisor”) and Analytic with respect to each Fund (the “Initial Agreement”).

In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved a new sub-advisory agreement on September 22, 2016 (the “New Agreement”) which allows Analytic to continue serving as the sub-advisor to each Fund under terms substantially similar to those of the Initial Agreement. Provided that the New Agreement is approved by Fund shareholders, it will remain in effect with respect to the Fund(s) until September 30, 2018.

To provide for continuity in the operation of each Fund, the Board has called a special meeting of shareholders to seek shareholder approval of the New Agreement (the “Meeting”). Under the New Agreement, Analytic will provide sub-advisory services to each Fund, subject to the oversight of the Advisor and the Board of Trustees, under terms that are similar in all material respects to those of the Initial Agreement.

The Advisor continues to serve as investment advisor to each Fund and there will be no increase in fees to either Fund as a result of this approval. Neither the investment objective nor the investment strategies of either Fund have changed as a result of the Transaction, and the investment advisory personnel of Analytic who provided services to the Fund prior to the Transaction will continue to do so under the New Agreement, if approved by the shareholders.

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the following proposal with respect to your Fund, and to transact any other business as may properly come before the Meeting or any adjournment or postponement thereof: To approve a new sub-advisory agreement between 361 Capital, LLC and Analytic Investors, LLC (the “Proposal”).

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares in one or both Funds and have the right to vote on this very important proposal concerning your investment.

Q. How will the Transaction or the approval of the New Agreement affect me as a Fund Shareholder?
A. Neither Fund’s investment objectives or investment strategies will change as a result of the completion of the Transaction or the approval of the New Agreement, and you will still own the same shares in your Fund. The terms of the New Agreement are the same as those of the Initial Agreement in all material respects except for the new commencement date and the 150-day term (which will be extended to two years with respect to each Fund if the New Agreement is approved by the Fund’s shareholders). The sub-advisory fee rates will remain the same as under the Initial Agreement. If approved by the shareholders of each Fund, the New Agreement will have an initial two-year term with respect to the Fund and will be subject to annual renewal thereafter. The portfolio managers who have managed each Fund since its inception will continue to manage the Fund under the New Agreement.

Q. Has the Board of Trustees approved the New Agreement for each Fund and how does the Board of Trustees recommend that I vote?

A. The Board of Trustees unanimously approved the New Agreement with respect to each Fund at a meeting held on September 22, 2016, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. The Advisor has agreed to bear all such costs.

Q. Who is entitled to vote?

A. If you owned shares of a Fund as of the close of business on October 28, 2016 (the “Record Date”), you are entitled to vote those shares.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, on January 12, 2017, at 11:00 a.m. local time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

•	By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

•	By Telephone: Call the number printed on the enclosed proxy card(s);
•	By Internet: Access the website address [ ] which is printed on the enclosed proxy card(s); or
•	In Person: Attend the Meeting as described in the Proxy Statement.

Q. What vote is required to approve the proposal?

A. Approval of the New Agreement with respect to each Fund requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which under the Investment Company Act of 1940, as amended, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to your Fund in writing, or by the execution and delivery of a later-dated proxy. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. Who should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call the Funds’ proxy information line at _____________. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern time.

PROXY STATEMENT

 361 DOMESTIC LONG/SHORT EQUITY FUND
361 GLOBAL LONG/SHORT EQUITY FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of each of the 361 Domestic Long/Short Equity Fund (the “Domestic Fund”) and the 361 Global Long/Short Equity Fund (the “Global Fund”) series of the Trust in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about November 21, 2016, to the shareholders of each Fund of record as of October 28, 2016 (the “Record Date”). The number of shares of each Class of each Fund outstanding on the Record Date was as follows:

361 Domestic Long/Short Equity Fund

Class	Number of Issued and Outstanding Shares
Investor Class	14,463.312
Class I	462,086.123
Class Y	2,534,351.511
Total	3,010,900.946

361 Global Long/Short Equity Fund

Class	Number of Issued and Outstanding Shares
Investor Class	9,110,819.206
Class I	39,042,122.43
Class Y	3,044,749.232
Total	51,197,690.868

Shareholders of each Fund are entitled to one vote for each whole share held and fractional votes for fractional shares held on the Record Date. Information on shareholders who owned beneficially more than 5% of the shares of each Fund as of the Record Date is in Appendix A. To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of each Fund and of the Trust as of the Record Date.

Important Notice Regarding Availability of Proxy Materials for the Meeting to be Held on January 12, 2017. This Proxy Statement is available on the Internet at ___________.

INTRODUCTION

Analytic served as sub-advisor to each of the Domestic Fund and the Global Fund from the commencement of Fund operations on March 31, 2016, and January 6, 2014, respectively, until October 1, 2016. On October 1, 2016, Wells Fargo Asset Management, a wholly-owned subsidiary of Wells Fargo Bank, N.A., which is wholly-owned by Wells Fargo & Company, a diversified financial services company, acquired Analytic (the “Transaction”). Under the Investment Company Act of 1940, the Transaction resulted in an assignment and termination of the then-existing sub-advisory agreement between 361 Capital, LLC (the “Advisor”) and Analytic with respect to each Fund (the “Initial Agreement”).

In anticipation of the Transaction and these related events, the Board of Trustees of the Trust approved a new sub-advisory agreement on September 22, 2016 (the “New Agreement”) effective on the date of closing of the Transaction, for Analytic to continue to serve as sub-advisor to each Fund subject to oversight by the Advisor and the Board of Trustees. The New Agreement has substantially the same terms as the Initial Agreement, except for the initial term of the New Agreement, as described below.

The 1940 Act requires a new investment advisory agreement (including a sub-advisory agreement) of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company. Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory agreement provided that: the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement; compensation earned under the new agreement will be escrowed until shareholders approve the new agreement; and the investment company’s board of trustees, including a majority of the independent trustees, has approved the new agreement. Pursuant to Rule 15a-4, the Board of Trustees has appointed Analytic to continue to serve as the interim sub-advisor to each Fund and is seeking to obtain approval of the New Agreement by the shareholders of each Fund. The New Agreement will terminate with respect to a Fund 150 days after its effective date (on February 28, 2017) unless it is approved by a majority of the shareholders of the Fund.

PROPOSAL 1: APPROVAL OF NEW SUB-ADVISORY AGREEMENT

On September 22, 2016, the Board of Trustees approved the New Agreement and re-appointed Analytic as the sub-advisor to each Fund. None of the Trustees is an “interested person” of Analytic, as that term is defined in the 1940 Act. A copy of the New Agreement is included as Appendix B to this Proxy Statement, and all references to the New Agreement are qualified by reference to Appendix B.

Board Consideration of New Agreement

In advance of its September meeting, the Board received information about each Fund and the New Agreement from Analytic and from Mutual Fund Administration, LLC and UMB Fund Services, Inc., the Trust’s co-administrators, certain portions of which are discussed below. The materials, among other things, included information about Analytic’s organization and financial condition; information regarding the background and experience of relevant personnel providing services to each Fund; reports comparing the performance of each Fund with returns of its benchmark index and the funds in Morningstar, Inc.’s Long Short fund universe for periods ended June 30, 2016; and information regarding the sub-advisory fees of each Fund. The Board also received a memorandum from the independent legal counsel to the Trust and the Independent Trustees discussing the legal standards under the 1940 Act and other applicable law for their consideration of the proposed approval of the New Agreement. In addition, the Board considered information reviewed by the Board during the year at other Board and Board committee meetings. No representatives of the Advisor or Analytic were present during the Board’s consideration of the New Agreement.

In approving the New Agreement, the Board and the Independent Trustees considered a variety of factors, including those discussed below. In their deliberations, the Board and the Independent Trustees did not identify any particular factor that was controlling, and each Trustee may have attributed different weights to the various factors.

With respect to the performance results of each Fund, the meeting materials indicated as follows:

•
The total return of the Domestic Fund for the period from its inception on March 31, 2016, through June 30, 2016, was above the average return of funds in the Morningstar Long Short fund universe, but below the return of the Russell 1000 Index by 1.44%. The Board noted, however, that the Fund had been operating for a very short period, and that performance over longer periods would be more meaningful.

•
The total returns of the Global Fund for the one-year period ended June 30, 2016, and the period since the Fund’s inception on January 6, 2014, were above the returns of the MSCI World Index and the average return of funds in the Morningstar Long Short fund universe.

The Board also considered the overall quality of services provided by Analytic to each Fund. In doing so, the Board considered Analytic’s specific responsibilities in day-to-day management of the Fund, as well as the qualifications, experience and responsibilities of the personnel involved in the activities of the Fund. The Board also considered the overall quality of Analytic’s organization and operations, and Analytic’s compliance structure. The Board and the Independent Trustees concluded that the services proposed to be provided to each Fund by Analytic would continue to benefit the shareholders of the Fund.

The Board reviewed information regarding the sub-advisory fees charged by Analytic with respect to each Fund and noted that Analytic does not manage any other account or fund using the same investment strategies as the Domestic Fund. Regarding the sub-advisory fee charged by Analytic with respect to the Global Fund, the meeting materials indicated that the fee was the same or lower than Analytic’s fees to all but one of its other clients to manage assets using the same strategies as the Fund, and that the one client that pays a lower fee was an original investor in the strategy. The Board observed that the annual sub-advisory fee rate for the Domestic Fund was 0.075% lower than the fee rate for the Global Fund, which they concluded was reasonable given the greater work associated with and the larger investment universe of the Global Fund. The Board noted that the Advisor pays Analytic’s sub-advisory fees out of the Advisor’s advisory fees, and considered the relative levels and types of services provided by Analytic and the Advisor. The Board and the Independent Trustees concluded that the proposed compensation payable to Analytic under the New Agreement was fair and reasonable in light of the services proposed to be provided by Analytic to each Fund.

The Board also considered the benefits received by Analytic as a result of its relationship with the Funds (other than the sub-advisory fees paid to Analytic), including research services made available to it by broker-dealers that provide execution services to the Funds, beneficial effects from the review by the Trust’s Chief Compliance Officer of Analytic’s compliance program, and the intangible benefits of its association with the Funds generally and any favorable publicity arising in connection with the Funds’ performance. The Board considered that although there were no advisory or sub-advisory fee breakpoints, the asset levels of each Fund were relatively small and were not currently likely to lead to significant economies of scale, and that any such economies would be considered in the future as the assets of the Fund grow.

Conclusion

Based on its review, including its consideration of the fact that Analytic’s compensation under the proposed New Agreement with respect to each Fund is the same as its compensation under the Initial Agreement, the Board concluded that Analytic would have the capabilities, resources and personnel necessary to manage each Fund, and that in light of the services to be provided by Analytic to each Fund the compensation to be paid to it under the New Agreement with respect to the Fund is fair and reasonable, and that approval of the New Agreement is in the best interest of the Fund and its shareholders.

Information Regarding Analytic Investors, LLC

Analytic Investors, LLC, located at 555 West Fifth Street, 50th Floor, Los Angeles, California 90013, is the sub-advisor to each Fund. Analytic is registered as an investment advisor with the U.S. Securities and Exchange Commission. Analytic is wholly owned by Wells Fargo Asset Management a wholly-owned subsidiary of Wells Fargo Bank, N.A., which is wholly-owned by Wells Fargo & Company, a diversified financial services company. As of October 1, 2016, Analytic had approximately $16.5 billion under management.

The names and principal occupations of each principal executive officer and director of Analytic, all located at 555 West Fifth Street, 50th Floor, Los Angeles, California 90013, are listed below. None of Analytic’s principal officers and directors has any position with the Fund.

Name	Principal Occupation/Title
Harindra de Silva	President, Member of Board of Managers
Michael Brogan	Managing Director
Kathleen Dutton	Chief Administrative Officer
Dennis Roy	Chief Operating Officers
Amy Stueve	Chief Compliance Officer
Jon Baranko	Member of Board of Managers
Kirk Hartman	Member of Board of Managers
Karen Norton	Member of Board of Managers
Sallie Squire	Member of Board of Managers

Analytic has indicated that it does not provide investment advisory services to any other registered funds which have investment objectives and investment strategies similar to those of the Domestic Fund. The following information was provided by Analytic regarding the other mutual funds for which it serves as sub-advisor and which have investment objectives and investment strategies similar to those of the Global Fund.

Fund	Fee Rate (Including Fee Waivers or Expense Reductions)	Total Fund Assets / Net Assets Sub-Advised by Analytic as of September 30, 2016
UBS PACE Alternative Strategies	0.45% on first $200 million 0.40% on next $200 million 0.30% thereafter	$109.2 million
Wilmington Multi Manager Alternatives Fund	0.75% on first $20 million 0.70% on next $80 million 0.625% thereafter	$24.5 million

Terms of the New Agreement

The terms of the New Agreement are substantially the same as the terms of the Initial Agreement, except that, as required under the 1940 Act, the New Agreement will terminate with respect to each Fund 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund, and compensation earned under the New Agreement will be escrowed until shareholders approve the New Agreement.

If approved by the shareholders of a Fund, the New Agreement would continue in force with respect to the Fund until September 30, 2018, unless sooner terminated as provided in the New Agreement. The New Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The New Agreement may be terminated with respect to a Fund at any time without payment of any penalty by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting shares of the Fund, or by Analytic or the Advisor, upon 60 days’ written notice to the other party. In addition, before the shareholders of a Fund approve the New Agreement, the Board of Trustees or a majority of the Fund’s shareholders may terminate the New Agreement without payment of any penalty upon ten days’ written notice to Analytic. The New Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act) and would automatically terminate with respect to a Fund if the advisory agreement between the Advisor and the Trust with respect to the Fund is terminated.

Under each of the New Agreement and the Initial Agreement, Analytic is entitled to annual fees based on the following schedule:

Fund	Fee
361 Domestic Long/Short Equity Fund	0.55% of the Fund’s daily net assets
361 Global Long/Short Equity Fund	0.625% of the Fund’s daily net assets*

*	Under the Initial Agreement, the fee was 0.3125% for the first six months following the Fund’s inception date.

All sub-advisory fees with respect to each Fund are paid by the Advisor and not the Fund. Because the Advisor pays Analytic out of the Advisor’s own fees received from the Fund, there is no “duplication” of advisory fees paid. The Advisor receives annual fees of 1.10% of the Domestic Fund’s average daily net assets and 1.25% of the Global Fund’s average daily net assets. There will be no increase in advisory fees to either Fund and its shareholders in connection with the re-appointment of Analytic as sub-advisor to the Fund.

Pursuant to the Initial Agreement, for the fiscal year ended October 31, 2016, Analytic received sub-advisory fees of $0 and $2,284,100.87 with respect to each of the Domestic Fund and the Global Fund, respectively.

Required Vote

Approval of the re-appointment of Analytic as the sub-advisor to each Fund will require the vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. If the appointment of Analytic is not approved with respect to a Fund, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another sub-advisor, or the Board may liquidate the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF EACH FUND APPROVE THE SUB-ADVISORY AGREEMENT BETWEEN THE ADVISOR AND ANALYTIC.

VOTING PROCEDURES

How to Vote

This Proxy is being solicited by the Board of Trustees of the Trust. You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided. If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date. You also can revoke a Proxy by voting in person at the Meeting. Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

The Advisor will bear the expenses incurred in connection with preparing this Proxy Statement. In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of the Advisor and Analytic, without additional compensation, may solicit proxies in person or by telephone. Broadridge has also been engaged to assist in the solicitation of proxies, at an estimated cost of $100,000. The Advisor will pay all of the costs associated with this proxy.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of a Fund entitled to vote will constitute a quorum for the Meeting with respect to that Fund. If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting with respect to a Fund for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies. A Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum. A majority of shares of a Fund represented at the meeting can adjourn the Fund’s meeting. The persons named as proxies will vote in favor of adjournment those shares of the Fund which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. “Broker non-votes” and abstentions will have the effect of votes against adjournment.

A Fund will count the number of votes cast “for” approval of the New Agreement to determine whether sufficient affirmative votes have been cast with respect to the Fund. Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Analytic. In addition, since November 1, 2014, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Analytic, any of its parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, serves as the Trust’s other co- administrator and as the Trust’s transfer agent and fund accountant. The Fund’s principal underwriter is Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust. Counsel to the Trust is Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California 90071. Counsel to the Independent Trustees is Paul Hastings LLP, 55 Second Street, 24th Floor, San Francisco, CA 94105.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Funds upon request. Requests for such reports should be directed to 361 Funds, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-888-736-1227.

Submission of Proposals for Next Meeting of Shareholders

The Funds do not hold shareholder meetings annually. Any shareholder who wishes to submit a proposal to be included in a proxy statement and form of proxy card for a Fund’s next meeting of shareholders should send the proposal to the Fund so that it will be received within a reasonable time before the Fund begins to print and mail its proxy materials relating to such meeting.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the 361 Domestic Long/Short Equity Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of October 28, 2016
Investor Class
None
Class I
Charles Schwab & Co Inc. Special Custody A/C FBO Customers Sand Francisco, CA 94105	341,809.546	11.44%
Class Y
Maril & Co FBO JI None Green Bay, WI 54304	2,533,351.511	84.78%

Shareholders Owning Beneficially or of Record More than 5%
of the 361 Global Long/Short Equity Fund

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of October 28, 2016
Investor Class
Charles Schwab & Co Inc. Special Custody A/C FBO Customers Sand Francisco, CA 94105	3,530,819.323	8.59%
Class I
Charles Schwab & Co Inc. Special Custody A/C FBO Customers Sand Francisco, CA 94105	10,135,876.432	24.67%
LPL Financial Omnibus Customer Account San Diego, CA 92121	6,330,772.859	15.41%
TD Ameritrade Inc. For the Benefit of Our Clients Omaha, NE 68103	4,264,561.346	10.38%
Pershing LLC Jersey City, NJ 07399	3,841,956.141	9.35%
McWood Co Raleigh, NC 27626	3,246,896.293	7.90%
UBS Financial Services Weehawken, NJ 07086	2,816,094.947	6.85%
Class Y
Maril & Co FBO JI c/o BMO Harris Bank N.A. Attn MF Milwaukee, WI 53224	2,382,416.598	5.80%

APPENDIX B

SUB-ADVISORY AGREEMENT
BETWEEN
361 CAPITAL, LLC
AND ANALYTIC INVESTORS, LLC

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of October 1, 2016, is entered into by and between 361 Capital LLC, a Delaware limited liability company with its principal office and place of business at 4600 South Syracuse Street, Suite 500, Denver, CO 80237 (the “Advisor”) and Analytic Investors, LLC, a Delaware limited liability company with its principal office and place of business at 555 West Fifth Street, 50th Floor, Los Angeles, CA 90013 (the “Sub-advisor”).

WHEREAS, the Advisor has entered into an Investment Advisory Agreement dated December 10, 2011 (the “Advisory Agreement”) with Investment Managers Series Trust, a Delaware statutory trust, with its principal office and place of business at 2235 W. Galena Street, Milwaukee, WI 53212 (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment advisor for the series of the Trust listed on Appendix A hereto (the “Fund”);

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement to other registered investment advisors subject to the requirements of the 1940 Act;

WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

WHEREAS, the Advisor desires to retain the Sub-advisor to furnish investment advisory services for the Fund and the Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Advisor and the Sub-advisor hereby agree as follows:

SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

(a)    The Advisor hereby appoints and employs the Sub-advisor, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets of all or a portion of the Fund allocated by the Advisor to the Sub-advisor from time to time (such assets, the “Portfolio”) and, without limiting the generality of the foregoing, to provide other services as specified herein. The Sub-advisor accepts this employment and agrees to render its services for the compensation set forth herein.

(b)    In connection therewith, the Advisor has delivered to the Sub-advisor copies of (i) the Trust’s Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”); and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing. The Advisor shall deliver to the Sub-advisor: (x) a copy of the resolution of the Board appointing the Sub-advisor as a sub-advisor to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)    The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s registration statement. The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of and supplements to the foregoing at least annually.

SECTION 2. DUTIES OF THE ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Sub-advisor and assist the Sub-advisor as may be required, (ii) shall ensure that the Sub-advisor has reasonable access to all records and documents relevant to the Portfolio maintained by the Trust, the Advisor or any service provider to the Trust, and (iii) shall deliver to the Sub-advisor copies of all material relevant to the Sub-advisor or the Portfolio that the Advisor provides to the Board in accordance with the Advisory Agreement.

SECTION 3. DUTIES OF THE SUB-ADVISOR

(a)    The Sub-advisor will make decisions with respect to all purchases and sales of securities and other investment assets in the Portfolio, and will vote all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Sub-Advisor’s written proxy voting policies and procedures, in each case to the extent such authority is delegated by the Advisor. To carry out such decisions, the Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities and other investments for the Portfolio, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, such as proxy voting with respect to the securities of the Portfolio.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub-advisor may allocate brokerage on behalf of the Fund to broker-dealers who provide brokerage or research services to the Sub-advisor. The Sub-advisor may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates. Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

(b)    The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub-advisor, and on its own initiative, will furnish the Board from time to time with such information as the Sub-advisor may believe appropriate for this purpose, whether concerning the individual companies the securities of which are included in the Portfolio’s holdings, the industries in which such companies engage, the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments, or otherwise. The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Portfolio as the Sub-advisor may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-advisor will bear in mind the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(c)    The Sub-advisor will from time to time employ or associate with such persons as the Sub-advisor believes to be particularly fitted to assist in the execution of the Sub-advisor's duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-advisor. No obligation may be incurred on the Trust’s or Advisor’s behalf in any such respect.

(d)    The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor. On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor and the Trust, or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures. The Sub-advisor will notify the Advisor and the Trust in writing of any change of control of the Sub-advisor at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor, as promptly as possible, and in any event prior to such change.

(e)    The Sub-advisor will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-advisor shall be the property of the Trust. The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor's normal business hours. Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor and the Trust, or their respective representatives.

(f)    The Sub-advisor will cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information available to the accounting firm for the performance of the accounting firm’s duties.

(g)    The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Portfolio’s assets under the Sub-advisor’s control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Portfolio assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(h)    The Sub-advisor shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

(i)    For the purpose of complying with Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable rule or regulation, the Sub-advisor will not, with respect to transactions in securities or other assets for the Portfolio, consult with any other sub-advisor to the Fund or any other series of the Trust.

SECTION 4. COMPENSATION; EXPENSES

(a)    In consideration of the foregoing, the Advisor shall pay the Sub-advisor, with respect to the Fund, a fee as specified in Appendix B hereto. Such fees shall be accrued by the Advisor daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to the Fund, the Advisor shall pay to the Sub-advisor such compensation as shall be payable prior to the effective date of termination.

(b)    During the term of this Agreement, the Sub-advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Portfolio. The Sub-advisor shall, at its sole expense, employ or associate itself with such persons as it reasonably believe to be particularly fitted to assist it in the execution of its duties under the Agreement. Except as set forth in Appendix B, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

(c)    No fee shall be payable hereunder with respect to the Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act, pursuant to the instruction of the Advisor and of the Trust’s Board of Trustees.

SECTION 5. STANDARD OF CARE

(a)    The Advisor shall expect of the Sub-advisor, and the Sub-advisor will give the Advisor and the Trust the benefit of, the Sub-advisor's best judgment and efforts in rendering its services hereunder. The Sub-advisor shall not be liable to the Advisor or the Trust hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-advisor against any liability to the Advisor or the Trust to which the Sub-advisor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Sub-advisor's duties hereunder, or by reason of the Sub-advisor's reckless disregard of its obligations and duties hereunder.

(b)    The Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust; (ii) the advice of counsel to the Trust; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)    The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-advisor’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d)    The parties hereto acknowledge and agree that the Trust is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Sub-advisor under this Agreement and as to the rights and privileges to which the Advisor is entitled pursuant to this Agreement, and that the Trust is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

SECTION 6. EFFECTIVENESS, DURATION AND TERMINATION

(a)    This Agreement shall become effective with respect to the Fund as of the date hereof; and shall terminate 150 days after such effective date with respect to the Fund unless it has been approved by a majority of the Fund’s shareholders prior to such termination date (such period preceding such termination or Fund shareholder approval, the “Interim Period”). If so approved, then unless sooner terminated with respect to the Fund as provided herein, this Agreement shall continue in effect with respect to the Fund until the second anniversary hereof. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months with respect to the Fund, provided that such continuance is specifically approved at least annually (i) the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(b)    During the Interim Period, the compensation earned under this Agreement will be held in an interest-bearing escrow account with the Fund's custodian or a bank. If a majority of the Fund's outstanding voting securities approve this Agreement with respect to the Fund by the end of the 150-day period following the effective date of this Agreement, the amount in such escrow account (including interest earned) will be paid to the Sub-advisor. If a majority of the Fund’s outstanding voting securities do not approve this Agreement during such 150-day period, the Sub-advisor will be paid, out of the escrow account, the lesser of (i) any costs incurred by the Sub-advisor in performing its duties pursuant to this Agreement with respect to the Fund during the Interim Period (plus interest earned on that amount while in escrow), and (ii) the total amount in the escrow account (plus interest earned).

(c)    This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board, (ii) by a vote of a majority of the outstanding voting securities of the Fund, (iii) by the Advisor on 60 days’ written notice to the Sub-advisor, or (iv) by the Sub-advisor on 60 days’ written notice to the Trust; provided, however, that during the Interim Period the Trust’s Board of Trustees or a majority of the outstanding voting securities of the Fund may terminate this Agreement at any time, without the payment of any penalty, on ten days’ written notice to the Sub-advisor. This Agreement terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7. ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor's right, or the right of any of the Sub-advisor's directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8. REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Advisor that:

(a)    It is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect;

(b)    It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)    It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(d)    It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10. MISCELLANEOUS

(a)    No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)    Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c)    This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware. Any legal suit, action or proceedings related to, arising out of or concerning the Agreement shall be brought only in the Court of Chancery of the State of Delaware unless the Trust, in its sole discretion, consents in writing to an alternative forum, or if such action may not be brought in that court, then such action shall be brought in any other court in the State of Delaware with jurisdiction (the “Designated Courts”). Each party (a) consents to jurisdiction in the Designated Courts, (b) waives any objection to venue in either Designated Court, and (c) waives any objections that their Designated Court is an inconvenient forum.

(d)    This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)    This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)    If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement does not, and is not intended to, create a third-part beneficiary or otherwise confer any rights, privileges, claims or remedies upon any shareholder or other person other than the parties and their respective successors and permitted assigns.

(g)    Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)    Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)    No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j)    The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person," “control” and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k) Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

361 CAPITAL, LLC

Name:
Title:

ANALYTIC INVESTORS, LLC

Name:
Title:

Appendix A

Series of the Trust:

361 Global Long/Short Equity Fund
361 Domestic Long/Short Equity Fund

Appendix B

Fees and Expenses:

Fund	Fee
361 Global Long/Short Equity Fund	0.625%* of the Fund’s daily net assets
361 Domestic Long/Short Equity Fund	0.55% of the Fund’s daily net assets

*	0.3125% for the first 6 months from the Fund’s inception date.